EXHIBIT 11 a

                      ARGUSS HOLDINGS, INC.
      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS



                                             Six Months Ended
                                         June 30,       June 30,
                                             1997           1996

NET INCOME (LOSS)                      $1,392,000      $(261,000)

PRIMARY EARNINGS PER SHARE

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                             7,275,000       1,700,000

STOCK OPTIONS                             243,000               -




                                        7,518,000       1,700,000

NET INCOME (LOSS) PER SHARE              $    .19        $  (.15)




                                         Three Months Ended

                                    June 30, 1997   June 30, 1996

NET INCOME (LOSS)
                                         $774,000      $(320,000)

PRIMARY EARNINGS PER SHARE

WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                             7,279,000       1,700,000

STOCK OPTIONS                             262,000               -




                                        7,541,000       1,700,000

NET INCOME (LOSS) PER SHARE              $    .10        $  (.19)